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                                  EXHIBIT 23.1

                         INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Williams-Sonoma, Inc. of our reports dated March 24, 2000, appearing in the Annual Report on Form 10-K of Williams-Sonoma, Inc. for the fiscal year ended January 30, 2000.

DELOITTE & TOUCHE

/s/ Deloitte & Touche


San Francisco, California

March 30, 2001